As filed with the Securities and Exchange Commission on April 16, 2001

                                                      Registration No. 333-62117
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            APPLIED BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                              41-1508112
       (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)               Identification No.)

                P.O. BOX 3170
             BURNSVILLE, MN 55337                           55337
   (Address of Principal Executive Offices)               (Zip Code)

                             ----------------------

                    APPLIED BIOMETRICS, INC. 1998 STOCK PLAN
                            (Full title of the plans)

                             ----------------------

                               JAMES D. BONNEVILLE
                         ACTING CHIEF EXECUTIVE OFFICER
                                  P.O. BOX 3170
                              BURNSVILLE, MN 55337
                                 (612) 338-4722
                      (Name, address and telephone number,
                   including area code, of agent for service)

                             ----------------------



                                   Copies to:

                             Kimberly A. Lowe, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                     3300 Plaza VII, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000

                         POST-EFFECTIVE AMENDMENT NO. 1

         The purpose of this Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-62117 for the Applied Biometrics, Inc. 1998 Stock Plan, is to deregister shares registered for issuance pursuant to the Applied Biometrics, Inc. 1998 Stock Plan. The Form S-8 registered 500,000 shares for issuance under the Applied Biometrics 1998 Stock Plan. Applied Biometrics, Inc. hereby removes from registration the securities of Applied Biometrics, Inc. registered but unsold under Registration Statement No. 333-62117.

         As there are no securities being registered in this amendment, the sole purpose of the amendment is to deregister securities, the disclosure requirements under the Securities Act of 1933 and the requirement for exhibits under Regulation S-K are inapplicable to this filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 16, 2001.

                                        APPLIED BIOMETRICS, INC.


                                        By: /s/ James D. Bonneville
                                            ------------------------------------
                                            James D. Bonneville
                                            Acting Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on April 16, 2001 by the following persons in the capacities indicated.

                SIGNATURE                                TITLE
                ---------                                -----

/s/ James D. Bonneville                Acting Chief Executive Officer (principal
------------------------------------   executive officer and principal financial
 James D. Bonneville                   officer)


/s/ Andrew Weiss                       Chairman of the Board and Director
------------------------------------
Andrew Weiss

/s/ Jeffrey Green                      Director
------------------------------------
Jeffrey Green